UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 30, 2016

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events.

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On August 30, 2016, Ormat Technologies, Inc. and certain of its subsidiaries (the “Company”) reached agreement in principle on a proposed settlement with certain former employees (the “Relators”) of the Company to settle claims brought by such Relators against the Company under the qui tam provisions of the False Claims Act. The Relators’ complaint has been previously disclosed in the Company's current quarterly and annual reports on file with the SEC. The agreement in principle provides that the Company makes no admission of wrongdoing, and provides for the release and the dismissal of all claims alleged in the complaint.

Under the terms of the agreement in principle, the Company will pay $11 million.

The agreement in principle is subject to approval by the US Government.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: September 2, 2016